FORM OF CONSULTING AGREEMENT

Dated as of May 13, 2019

This Consulting Agreement (“Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”), by and between ORBITAL TRACKING CORP, a Nevada corporation (the “Company”) and ___________, a ___________ company (“Consultant”). Each of the Company and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company provides a variety of satellite communication and asset tracking solutions, including ground station construction, specialized engineering services and product design along with the manufacture of dual-mode tracking devices (the “Business”);

WHEREAS, Consultant is in the business of, among other things, providing services to Companies such as the Company; and

WHEREAS, the Company desires to engage Consultant, and Consultant desires to be engaged by the Company, on a non-exclusive basis, to render the Services (as hereinafter defined) in connection with the Business to and on behalf of the Company and its subsidiaries and affiliated entities, upon the terms and subject to the conditions and limitations set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2.	Engagement. In exchange for the compensation as set forth herein and subject to the other terms and conditions hereinafter set forth, the Company hereby engages Consultant during the Term (as defined below), on a non-exclusive basis, to render the Services set forth in Section 3 as an independent contractor of the Company, and Consultant hereby accepts such engagement.

3.	Services.

(a)	Subject to the terms and conditions and for the Term, Consultant shall provide the Company with the consulting and other services as set forth on Exhibit A attached hereto, together with such additional services as agreed to by the Company and Consultant in writing following the Effective Date (collectively, the “Services”):

(b)	Consultant will use its commercially reasonable efforts to provide the Services using the best of its professional skills and in a manner consistent with generally accepted standards for the performance of such work.

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4.	Compensation and Expenses. As compensation for its performances called for hereunder this Agreement, Consultant shall be entitled to the following:

(a)	the right to participate in the Company’s private offering closed as of even date hereof of certain convertible 6% promissory notes in an aggregate amount of up to a maximum of $44,000 (the “Offered Notes”) the form of which is as attached hereto as Exhibit B (the “Offering Notes”);

(b)	the issuance upon its execution of this Agreement of a separate 6% convertible promissory note in the fixed amount of $12,500, which the parties acknowledge was negotiated at length amongst them, and which the Consultant further acknowledges having full knowledge and understanding of, as well as the risks relating thereunto by reason of its intention to participate in the private offering of the Offered Notes referenced in Section 4(a) above, which note takes substantially the same form as that of the Offering Notes (the “Privately Negotiated Notes”; along with the Offering Notes, referred to herein collectively as the “Notes”). The Notes will be convertible into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a conversion price of $0.10, subject to a beneficial ownership limitation of 4.99% of the Common Stock, which may be waived by the Investor upon 120 days’ prior written notice to the Company;

(c)	payment of retainer of $ , payable upon execution of this agreement; and

(d)	monthly payment in the amount of $ for a period of six months for each month of consultancy completed, payable on such frequency commencing within 30 days after execution of this agreement, which shall constitute full payment to Consultant hereunder.

Consultant agrees that it will pay its own costs and expenses in connection with the provision of the Services. Furthermore, Consultant agrees that any equipment provided by the Company to Consultant in connection with or furtherance of Consultant’ provision of the Services under this Agreement, including, but not limited to, computers, laptops, and personal management tools, shall, immediately upon the termination of this Agreement, be returned to the Company.

5.	No Employee Status, No Securities Sales. The Parties also acknowledge and agree that Consultant is an independent contractor and is not an employee or agent of Company in its position as a consultant and advisor. As such, Company shall not be liable for any employment tax, withholding tax, social security tax, worker’s compensation or any other tax, insurance, expense or liability with respect to any or all compensation, reimbursements and remuneration Consultant may receive hereunder, all of which shall be the sole responsibility of Consultant. Consultant is solely responsible for the reporting and payment of, all pertinent federal, state, or local self-employment or income taxes, licensing fees, or any other taxes or assessments levied by governmental authorities, as well as for all other liabilities or payments related to those services. The Parties also acknowledge and agree that Consultant is not a licensed securities broker or salesperson, and that Consultant will not be participating in, nor compensated for, any unlicensed securities sales activities other than those permitted under any of the SEC exemptions.

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6.	Term; Termination.

(a)	The term of this Agreement shall commence on the Effective Date and shall continue for a period of six months thereafter (“Term”), unless sooner terminated in accordance with the terms herein. The Term may be renewed upon the mutual written agreement of the Parties via an amendment of this Agreement.

(b)	Upon the termination or expiration of the Term, the Parties shall have no further obligations hereunder other than those which arose prior to such termination or are explicitly set forth herein as surviving any such termination or expiration.

7.	Relationship of the Parties.

(a)	Consultant is retained by the Company only for the purposes of and to the extent set forth in this Agreement, and Consultant’ relation to the Company during the period of its engagement hereunder shall be that of an independent contractor. Consultant shall not, nor, as applicable, shall any of its agents, have employee status with the Company or be entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any pension, stock, bonus, profit-sharing or similar benefits as may be available to the Company’s employees. Consultant shall be responsible for the reporting and payment of all income and self-employment taxes for all compensation paid to Consultant hereunder.

(b)	This Agreement does not create a relationship of principal and agent, joint venture, partnership or employment between the Company and Consultant. Consultant’ engagement hereunder is not a franchise or business opportunity. Neither Party shall be liable for any obligations incurred by the other except as expressly provided herein.

(c)	Consultant shall not have authority to enter into contracts binding the Company or to create any obligations or incur liabilities on behalf of the Company. Consultant shall not act or represent himself, directly or by implication, as an agent of the Company with any authority other than as set forth expressly in this Agreement.

(d)	Any person hired by Consultant shall be the employee of Consultant and not of the Company, and all compensation, payroll taxes, facilities and related expenses for any such employee shall be the sole responsibility of Consultant.

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8.	Representations and Warranties.

(a)	Representations and Warranties of the Company. Company represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Company, will represent the valid and binding obligation of Company enforceable in accordance with its terms, subject to the application of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(b)	Representations and Warranties of Consultant. Consultant represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that Consultant has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Consultant, will represent the valid and binding obligation of Consultant enforceable in accordance with its terms, subject to the Enforceability Exceptions. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

9.	Indemnification. In the event either Party is subject to any action, claim or proceeding resulting from the other’s gross negligence or intentional breach of this Agreement, the Party at fault agrees to indemnify and hold harmless the other from any such action, claim or proceeding. Indemnification shall include all fees, costs and reasonable attorneys’ fees that the indemnified Party may incur. In claiming indemnification hereunder, the indemnified Party shall promptly provide the indemnifying Party written notice of any claim that the indemnified Party reasonably believes falls within the scope of this Agreement. The indemnified Party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying Party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified Party shall not be final without the indemnified Party’s written consent. Any liability of a Party and its officers, directors, controlling persons, employees or agents shall not exceed the amount of fees actually paid to Consultant by Company pursuant this Agreement.

10.	Non-Solicit.

(a)	As a material inducement to the Company to enter into this Agreement, Consultant agrees that unless the Company and its successors and assigns shall cease to engage in business, during the Term and for a period of five (5) years thereafter, Consultant shall not directly or indirectly solicit or hire or encourage the solicitation or hiring of any person who was an employee of the Company at any time on or after the date of the expiration or termination of this Agreement, unless more than six months shall have elapsed between the last day of such person’s employment by the Company and the first date of such solicitation or hiring.

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(b)	Consultant agrees to indemnify and hold the Company, its members, and manager, harmless from any damages, loss, cost or liability (including legal fees and the cost of enforcing this indemnity) arising out of or resulting from any breach of this Section 10 of this Agreement if Consultant is found in a final determination by a court of competent jurisdiction to be responsible for any breach of this Section 10. In addition, because an award of money damages (whether pursuant to the foregoing sentence or otherwise) would be inadequate for any breach of this Agreement by Consultant, and any such breach would cause the Company irreparable harm, Consultant also agrees that, in the event of any breach or threatened breach of this Agreement, the Company will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, if Consultant is found in a final determination by a court of competent jurisdiction to be responsible for such action. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to the Company. Consultant agrees that the covenants set forth in this Section 10 do not unreasonably impair the ability of Consultant to conduct any unrelated business or to find gainful work in its field.

(c)	Consultant has carefully read and considered the provisions of this Section 10 and, having done so, agrees that the restrictions set forth in such Section 10 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company. In the event that a court of competent jurisdiction shall determine that any of the foregoing restrictions are unenforceable, the Parties hereto agree that it is their desire that such court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated herein and enforceable against Consultant. It is the intent of the Parties hereto that the court, in so determining any such enforceable substitute restriction, recognize that it is their intent that the foregoing restrictions be imposed and maintained to the greatest extent possible. The foregoing shall not be interpreted to limit any Party’s rights to appeal.

(d)	This Section 10 shall survive the termination of this Agreement for any reason whatsoever and Consultant’s engagement in connection herewith.

11.	Trade Names and Trademarks. Consultant agrees that it will use only such trade names, trademarks or other designations of the Company or any simulations thereof as may be authorized in writing by the Company. All such use shall be in accordance with the Company’s instructions and any such authorization may be withdrawn or modified at any time. Consultant will, in the event this Agreement is terminated, cease all use of any of the Company’s trade names, trademarks or other designations or other simulations thereof. Consultant will not register or attempt to register or assert any right of ownership in any of the Company’s trade names, trademarks or other designations or any simulations thereof. Consultant shall immediately notify the Company in writing upon learning of any potential or actual infringement of any trademark, patent, copyright or other proprietary right owned by or licensed to the Company, or of any actual or potential infringement by the Company of the rights of any third party.

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12.	Confidential Information.

(a)	For purposes of this Agreement, and except as provided below, “Confidential Information” of the Company shall mean any confidential, proprietary or trade secret information, data or know-how which relates to the business, research, services, products, customers, suppliers, employees, or financial information of the Company or any of its subsidiaries or parent entities, including, but not limited to, product or service specifications, designs, drawings, prototypes, computer programs, models, business plans, marketing plans, financial data, financial statements, financial forecasts and statistical information, in each case that is marked as confidential, proprietary or secret, or with an alternate legend or marking indicating the confidentiality thereof or which, from the nature thereof should reasonably be expected to be confidential or proprietary, and any other Material Non-Public Information (as defined below), in each case which is disclosed by the Company or on its behalf, before or after the date hereof, to Consultant either in writing, orally, by inspection or in any other form or medium. Any technical or business information of a third person furnished or disclosed shall be deemed “Confidential Information” of the Company unless otherwise specifically indicated in writing to the contrary.

(b)	For purposes of this Agreement, and except as provided below, “Material Non-Public Information” shall mean any information obtained by Consultant hereunder, whether otherwise constituting Confidential Information or not, with respect to which there is a substantial likelihood that a reasonable investor would consider such information important or valuable in making any of his, her or its investment decisions or recommendations to others with respect to the Company or any of its equity securities or debt, or any derivatives thereof, or information that is reasonably certain to have a substantial effect on the price of the Company’s securities or debt, or any derivatives thereof, whether positive or negative.

(c)	For a period of five (5) years from the date of its receipt, Consultant agrees to use the Confidential Information only for the purpose of performing the Services (the “Purpose”) and shall use reasonable care not to disclose Confidential Information to any non-affiliated third party, such care to be at least equal to the care exercised by Consultant as to its own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Consultant agrees that it shall make disclosure of any such Confidential Information only to employees (including temporary and leased employees subject to a confidentiality obligation), officers, directors, attorneys and wholly owned subsidiaries (collectively, “Representatives”), to whom disclosure is reasonably necessary for the Purpose. Consultant shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Consultant shall be responsible for the failure of its Representatives to comply with the terms of this Agreement.

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(d)	In addition, Consultant agrees that, for as long as any information, including Confidential Information, continues to meet the definition of Confidential Information as set forth herein, Consultant shall not (1) buy or sell any securities or derivative securities of or related to the Company or any of its subsidiaries or parent entities, or any interest therein or (2) undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder, or of the Securities Exchange Act of 1934, as amended, including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder.

(e)	Without the prior consent of the Company, Consultant shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information.

(f)	Consultant acknowledges that the Confidential Information disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Consultant agrees it will not knowingly export, directly or indirectly, any Confidential Information or any direct product incorporating any Confidential Information, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups or companies prohibited by the United States Government unless proper authorization is obtained.

(g)	Nothing herein shall be construed as granting to Consultant or its affiliates any right or license to use or practice any of the information defined herein as Confidential Information and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents or other intellectual property rights now or hereafter owned or controlled by the of the Company. Except as allowed by applicable law, Consultant shall not use any tradename, service mark or trademark of the of the Company or refer to the of the Company in any promotional or sales activity or materials without first obtaining the prior written consent of the Company.

(h)	The obligations imposed in this Agreement shall not apply to any information that:

(i)	was already in the possession of Consultant at the time of disclosure without restrictions on its use or is independently developed by Consultant after the effective date of this Agreement, provided that the person or persons developing same have not used any information received from the Company in such development, or is rightfully obtained from a source other than from the Company;

(ii)	is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Consultant;

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(iii)	is obtained by Consultant from a third person who is under no obligation of confidence to the Company; or

(iv)	is disclosed without restriction by the Company.

(i)	Consultant may disclose such Confidential Information as required to be disclosed pursuant to the order of a court or administrative body of competent jurisdiction or a government agency, provided that Consultant shall notify the Company prior to such disclosure and shall cooperate with the Company in the event the Company elects to legally contest, request confidential treatment, or otherwise avoid such disclosure and shall thereafter only disclose such portion of the Confidential Information as legally required to disclose.

(j)	Upon termination of this Agreement for any reason or upon request by the Company made at any time, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to the Company, or destroyed and certified as such by an officer of Consultant. Consultant may retain one copy of all written Confidential Information for its files for reference in the event of a dispute hereunder.

(k)	As between the Company and Consultant, the Confidential Information and any Derivative thereof (as defined below), whether created by the Company or Consultant, will remain the property of the Company. For purposes of this Agreement, “Derivative” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted, and which constitutes a derivative work under the Copyright laws of the United States; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

13.	Representations and Warranties.

(a)	Consultant is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

(b)	Consultant hereby represent that the Restricted Stock awarded pursuant to this Agreement is being acquired for Consultant’s own account and not for sale or with a view to distribution thereof. Consultant acknowledges and agrees that any sale or distribution of shares of Restricted Stock which have vested may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Consultant hereby consent to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Restricted Stock (whether or not the Restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.

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(c)	Consultant understands that the Restricted Stock is being offered and sold to Consultant in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Consultant’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Consultant set forth herein in order to determine the availability of such exemptions and the eligibility of the Consultant to acquire the Restricted Stock.

(d)	Consultant has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Consultant requested and deemed material to making an informed investment decision regarding its acquisition of the Restricted Stock. Consultant has been afforded the opportunity to review such documents and materials and the information contained therein. Consultant has been afforded the opportunity to ask questions of the Company and its management. Consultant understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Consultant understands and represents that Consultant is acquiring the Restricted Stock notwithstanding the fact that the Company may disclose in the future certain material information that the Consultant has not received. Consultant has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Restricted Stock. Consultant has full power and authority to make the representations referred to herein, to acquire the Restricted Stock and to execute and deliver this Agreement. Consultant, either personally, or together with Consultant’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Restricted Stock, is able to bear the risks of an investment in the Restricted Stock and understands the risks of, and other considerations relating to, a purchase of the Restricted Stock. The Consultant and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Restricted Stock. Consultant’s financial condition is such that Consultant is able to bear the risk of holding the Restricted Stock that Consultant may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Consultant’s entire investment in the Company. Consultant has investigated the acquisition of the Restricted Stock to the extent Consultant deemed necessary or desirable and the Company has provided Consultant with any reasonable assistance Consultant has requested in connection therewith. No representations or warranties have been made to Consultant by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

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(e)	Consultant also acknowledges and agrees that an investment in the Restricted Stock is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Restricted Stock will ever develop and that, as a result, Consultant may not be able to liquidate Consultant’s investment in the Restricted Stock should a need arise to do so. Consultant is not dependent for liquidity on any of the amounts Consultant is investing in the Restricted Stock. Consultant has full power and authority to make the representations referred to herein, to acquire the Restricted Stock and to execute and deliver this Agreement. Consultant understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Restricted Stock under the federal and state securities laws and for other purposes.

(f)	Consultant understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Restricted Stock.

(g)	Consultant understands that until such time as the Restricted Stock has been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Restricted Stock may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Restricted Stock):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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(h)	This Agreement has been duly and validly authorized by Consultant. This Agreement has been duly executed and delivered on behalf of Consultant, and this Agreement constitutes a valid and binding agreement of Consultant enforceable in accordance with its terms.

(i)	[Consultant is an LLC whose individual member is a resident of the State of Florida.]

14.	Miscellaneous.

(a)	Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Party. Subject to the forgoing, notices shall be sent as follows:

If to the Company:

Orbital Tracking Corp.

Attn: David Phipps

18851 N.E. 29th Ave., Ste. 700

Aventura, FL 33180

Email: dphipps@gtc.co.uk

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: JCacomanolis@anthonypllc.com

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If to Consultant, to the address set forth below Consultant’s signature on the signature page hereof.

(b)	Accuracy of Statements. No representation or warranty contained in this Agreement, and no statement delivered or information supplied to any Party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading. The representations and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

(c)	Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained.

(d)	Binding Effect; Assignment. This Agreement shall be binding upon the Parties, their heirs, administrators, successors and assigns. The Company reserves the right in its sole discretion to assign this Agreement to another entity. Notwithstanding the immediately foregoing sentence to the contrary, except as otherwise provided in this Agreement, neither Party may otherwise assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other Party. Any assignment or delegation of duties in violation of this provision shall be null and void.

(e)	Amendment. The Parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, “Amendment”) of this Agreement shall be valid and effective, unless the Parties shall unanimously agree in writing to such Amendment.

(f)	No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

(g)	Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(h)	Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

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(i)	Governing Law. This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

(j)	Severability; Expenses; Further Assurances. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Except as otherwise specifically provided in this Agreement, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by Law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement.

(k)	Enforcement of the Agreement; Jurisdiction; No Jury Trial.

(i)	Subject to Section 14(l), each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment or arbitral award or resolution in respect of this Agreement, shall be brought and determined exclusively in the courts of the State of Florida located in Broward County, Florida or in the event (but only in the event) that such courts do not have subject matter jurisdiction over such action or proceeding, in the United States District Court sitting in Broward County, Florida (the “Selected Courts”). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Selected Courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Selected Courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Selected Courts for any reason other than the failure to serve in accordance with this Section 14(k); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by the Selected Courts.

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(ii)	EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(iii)	The Consultant hereby expressly acknowledges that the agreements and restrictions contained herein are reasonable and necessary to protect the Company’s legitimate interests, that the Company would not have entered into this Agreement in the absence of such agreements and restrictions, and that any violation of such restrictions will result in irreparable harm to the Company. The Consultant agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and specific performance of, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of, the agreements and restrictions contained herein, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Consultant irrevocably and unconditionally (i) agrees that any legal proceeding arising out of this Section 14(k)(iii) may be brought in the Selected Courts, (ii) consents to the non-exclusive jurisdiction of the Selected Courts in any such proceeding, and (iii) waives any objection to the laying of venue of any such proceeding in any Selected Court.

(l)	Arbitration. Other than as set forth in Section 14(k)(iii), any controversy, claim or dispute arising out of or relating to this Agreement shall be resolved by arbitration in West Palm Beach, Florida pursuant to then-prevailing rules of the American Arbitration Association. The arbitration shall be conducted by three arbitrators, with one arbitrator selected by each Party and the third arbitrator selected by the two arbitrators so selected by the Parties. The arbitrators shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrators’ decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrators may be entered in the Selected Courts. Each Party will pay its own expenses of arbitration and the expenses of the arbitrators will be equally shared provided that, if in the opinion of the arbitrators any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrators may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrators as the arbitrators deem appropriate. The arbitrators may not award either Party punitive or consequential damages.

(m)	Attorneys’ Fees. If any Party hereto is required to engage in litigation against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

(n)	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(o)	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Orbital Tracking Corp., a Nevada corporation

By:
Name:	David Phipps
Title:	Chief Executive Officer

By:
Name:

Address for Notices:
_______________________________
_______________________________
Email: __________________________

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Exhibit A

Services

The “Services” are comprised of the following:

●	Provide advisory services in connection with the Company’s raising capital in its firt round of financing and to otherwise provide general consultancy in connection with the growth and development of the Company’s business model at the further instruction and discretion of the Company.

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Exhibit B

Form of Notes

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